Exhibit 16.1

July 21, 2009

Securities and Exchange Commission 450 Fifth Street, NW Washington, DC 20459

We have read Item 4.01 of the Current Report on Form 8-K expected to be filed on or about July 21, 2009 by Spatializer Audio Laboratories, Inc. regarding their change of independent accountants. We agree with the statements contained therein concerning our Firm.

/s/ RAMIREZ INTERNATIONAL
      Financial & Accounting Services, Inc.

2100 S.E. Main Si, Suite 210 • Irvine, California 92614 • (949) 852-1600 • Fax (949) 852-1606